Exhibit 99.1

BioTime CEO Dr. Michael West to Present at the Inaugural Jefferies Global Life Sciences Conference

ALAMEDA, Calif.--(BUSINESS WIRE)--June 8, 2010--BioTime, Inc. (AMEX: BTIM) Chief Executive Officer Michael West, Ph.D., will give a presentation this week at the Inaugural Jefferies Global Life Sciences Conference being held June 8-11, 2010 in New York City. Dr. West will give an overview of BioTime’s business and technology in the stem cell and regenerative medicine sector on Wednesday, June 9 at 11:00 a.m. EDT, Track C. The presentation will be webcast live and will be available for 90 days at http://www.wsw.com/webcast/jeff46/btim/ and on BioTime’s website at www.biotimeinc.com.

This four day investors conference hosted by Jefferies, a major global securities and investment banking group, will feature five concurrent tracks of company presentations from over 300 leading public and private healthcare companies across the life sciences spectrum, including biotechnology, life science tools, medical devices, diagnostics, specialty pharmaceuticals, and multi-national Pharma.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. BioTime develops and markets research products in the field of stem cells and regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc. BioTime’s subsidiary OncoCyte Corporation focuses on the therapeutic applications of stem cell technology in cancer. BioTime also plans to develop therapeutic products in China for the treatment of ophthalmologic, skin, musculo-skeletal system and hematologic diseases, including the targeting of genetically modified stem cells to tumors as a novel means of treating currently incurable forms of cancer through its subsidiary BioTime Asia, Limited. Our Singapore subsidiary, ES Cell International Pte Ltd, has been at the forefront of advances in human embryonic stem (“hES”) cell technology, being one of the earliest distributors of hES cell lines to the research community. ESI has produced clinical-grade human embryonic stem cell lines that were derived following principles of good manufacturing practice and currently offers them for potential use in therapeutic product development. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, Embryome Sciences, OncoCyte, BioTime Asia, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com